Exhibit 10.16

MOTIVE COMMUNICATIONS, INC.

SERIES B PREFERRED

STOCK PURCHASE AGREEMENT

JULY 15, 1998

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4.3 Compliance Certificate	10
4.4 Qualifications	10
4.5 Proceedings and Documents	10
4.6 Bylaws	11
4.7 Board of Directors	11
4.8 Opinion of Company Counsel	11
4.9 Amended and Restated Investors’ Rights Agreement	11
4.10 Amended and Restated First Refusal Agreement	11
4.12 Proprietary Information and Employee Stock Purchase Agreements	11

5. Conditions of the Company’s Obligations at Closing	11
5.1 Representations and Warranties	11
5.2 Qualifications	11
5.3 Amended and Restated Investors’ Rights Agreement	11
5.4 Amended and Restated First Refusal Agreement	12

6. Miscellaneous	12
6.1 Survival of Warranties	12
6.2 Successors and Assigns	12
6.3 Governing Law	12
6.4 Counterparts	12
6.5 Titles and Subtitles	12
6.6 Notices	12
6.7 Finder’s Fee	12
6.8 Expenses	13
6.9 Amendments and Waivers	13
6.10 Severability	13
6.11 Aggregation of Stock	13
6.12 Entire Agreement	13

SCHEDULE A	Schedule of Investors

EXHIBIT A	Restated Certificate of Incorporation
EXHIBIT B	Amended and Restated Investors’ Rights Agreement
EXHIBIT C	Amended and Restated First Refusal Agreement

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SERIES B PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES B PREFERRED STOCK PURCHASE AGREEMENT is made as of July 15, 1998, by and among Motive Communications, Inc., a Delaware corporation (the “Company”), and the investors listed on Schedule A hereto, each of which is herein referred to as an “Investor.”

THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Purchase and Sale of Stock.

1.1 Sale and Issuance of Series B Preferred Stock.

(a) The Company shall adopt and file with the Secretary of State of Delaware on or before the Closing (as defined below) the Restated Certificate of Incorporation in the form attached hereto as Exhibit A (the “Restated Certificate”).

(b) Subject to the terms and conditions of this Agreement, each Investor agrees, severally, to purchase at the Closing, and the Company agrees to sell and issue to each Investor at the Closing, that number of shares of the Company’s Series B Preferred Stock set forth opposite each Investor’s name on Schedule A hereto for the aggregate purchase price set forth thereon.

1.2 Closing. The purchase and sale of the Series B Preferred Stock shall take place at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 8911 Capital of Texas Highway, Suite 4240, Austin, Texas, at 12:00 p.m., on July 15, 1998, or at such other time and place as the Company and Investors acquiring in the aggregate more than half the shares of Series B Preferred Stock sold pursuant hereto mutually agree upon orally or in writing (which time and place are designated as the “Closing”). At the Closing, the Company shall deliver to each Investor a certificate representing the Series B Preferred Stock that such Investor is purchasing against payment of the purchase price therefor by check, wire transfer, cancellation of indebtedness, or any combination thereof.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that, except as set forth on a Schedule of Exceptions (the “Schedule of Exceptions”) furnished to each Investor and attached hereto as Schedule B, which exceptions shall be deemed to be representations and warranties as if made hereunder:

2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

2.2 Capitalization and Voting Rights. The authorized capital of the Company consists of:

(a) Preferred Stock. 9,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”), of which 5,283,647 shares have been designated Series A Preferred Stock (the “Series A Preferred Stock”) and 2,150,426 shares have been designated Series B Preferred Stock, up to all of which may be sold pursuant to this Agreement. The rights, privileges and preferences of the Series A Preferred Stock and Series B Preferred Stock will be as stated in the Amended and Restated Certificate.

(b) Common Stock. 25,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”), 10,754,535 of which shares are issued and outstanding. The outstanding shares of Common Stock are owned by the stockholders and in the numbers specified in the Schedule of Exceptions.

(c) Except for (A) the conversion privileges of the Series A Preferred Stock, (B) the conversion privileges of the Series B Preferred Stock to be issued under this Agreement, (C) the rights provided in Sections 2.5 and 2.7 of that certain Amended and Restated Investors’ Rights Agreement of even date herewith, by and among the Company, the Investors and the Founders (as defined therein), the form of which is attached hereto as Exhibit B (the “Amended and Restated Investors’ Rights Agreement”) and (D) currently outstanding options to purchase 545,454 shares of Common Stock granted pursuant to the Company’s 1997 Stock Option/Stock Issuance Plan (the “Option Plan”), there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. The Company has reserved an additional 1,496,070 shares of its Common Stock for purchase upon exercise of options to be granted in the future under the Company’s 1997 Stock Option/Stock Issuance Plan. Except for that certain Voting Agreement dated June 6, 1997 by and among the Company, the Investors (as defined therein) and the Founders (as defined therein), the Company is not a party or subject to any agreement or understanding, and, to the best of the Company’s knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

2.3 Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

2.4 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Amended and Restated Investors’ Rights Agreement and that certain Amended and Restated First Refusal Agreement of even date herewith, by and among the Company, the Investors and the Founders (as defined therein), the form of which is attached hereto as Exhibit C (the “Amended and Restated First Refusal Agreement”), the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Series B Preferred Stock being sold hereunder and the Common Stock issuable upon conversion of the Series B Preferred Stock has been taken or will be taken prior to the Closing, and this Agreement, the Amended and Restated Investors’ Rights Agreement and

the Amended and Restated First Refusal Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Amended and Restated Investors’ Rights Agreement may be limited by applicable federal or state securities laws.

2.5 Valid Issuance of Preferred and Common Stock. The Series B Preferred Stock that is being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Amended and Restated Investors’ Rights Agreement and under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Series B Preferred Stock purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Amended and Restated Investors’ Rights Agreement and under applicable state and federal securities laws.

2.6 Governmental Consents. Other than filings which are required or permitted to be made pursuant to federal or state securities laws, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, the Amended and Restated Investors’ Rights Agreement, and the Amended and Restated First Refusal Agreement.

2.7 Offering. Subject in part to the truth and accuracy of each Investor’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Series B Preferred Stock as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

2.8 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company that questions the validity of this Agreement, the Amended and Restated Investors’ Rights Agreement or the Amended and Restated First Refusal Agreement, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or, to the Company’s knowledge, threatened involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The

Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

2.9 Proprietary Information and Inventions Agreements. Each employee and officer of the Company has executed a Proprietary Information and Inventions Agreement in the form made available to the Investors. The Company, after reasonable investigation, is not aware that any of its employees or officers is in violation thereof, and the Company will use its best efforts to prevent any such violation.

2.10 Patents and Trademarks. To the best of its knowledge, the Company has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company’s business as proposed to be conducted. Neither the execution nor delivery of this Agreement, the Amended and Restated Investors’ Rights Agreement, or the Amended and Restated First Refusal Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as proposed, will, to the best of the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.

2.11 Compliance with Other Instruments. The Company is not in violation or default in any material respect of any provision of its Restated Certificate or Bylaws, or in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to the best of its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement, the Amended and Restated Investors’ Rights Agreement, and the Amended and Restated First Refusal Agreement, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties.

2.12 Agreements; Action.

(a) Except for agreements explicitly contemplated hereby and by the Amended and Restated Investors’ Rights Agreement, and the Amended and Restated First Refusal Agreement, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

(b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to the Company in excess of, $10,000 not entered into in the ordinary course of business, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than the license of the Company’s software and products in the ordinary course of business), or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company’s products or services.

(c) The Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $10,000 or, in the case of indebtedness and/or liabilities individually less than $10,000, in excess of $50,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

(d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

(e) The Company has not engaged in the past six (6) months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

2.13 Related-Party Transactions. No employee, officer, or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company’s knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation that markets or sells products that are competitive with the products that the Company proposes to develop, except that employees, officers, or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

2.14 Permits. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

2.15 Disclosure. The Company has fully provided each Investor with all the information that such Investor has requested for deciding whether to purchase the Series B Preferred Stock and all information that the Company believes is reasonably necessary to enable such Investor to make such decision. To the best of its knowledge, neither this Agreement, the Amended and Restated Investors’ Rights Agreement, the Amended and Restated First Refusal Agreement, nor any other statements or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

2.16 Registration Rights. Except as provided in the Amended and Restated Investors’ Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

2.17 Corporate Documents. Except for amendments necessary to satisfy representations and warranties or conditions contained herein (the form of which amendments has been approved by the Investors), the Amended and Restated Certificate and Bylaws of the Company are in the form previously made available to special counsel for the Investors.

2.18 Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

2.19 Liabilities. The Company has no material liabilities and, to the best of its knowledge, has no material contingent liabilities.

2.20 No Brokers. The Company is not obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with any transaction contemplated hereby.

2.21 Tax Elections. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the “Code”), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or material assets.

2.22 Section 1202 of the Code. The capital stock issuable hereunder, to the Company’s knowledge, will constitute “qualified small business stock” within the meaning of Section 1202 of the Code as of the date of issuance and the Company hereby represents and warrants that it shall continue to do the following:

(a) use its reasonable efforts to comply with the reporting and record keeping requirements of Section 1202 of the Code and any regulations promulgated thereunder; and

(b) use its best efforts to provide the Investors with notice at least ten (10) business days prior to taking any of the following actions:

(i) Within the two-year period ending one year from the date hereof, purchase an amount of its own stock (within the meaning of Section 1202(c)(3) of the Code) having an aggregate value at the time(s) of purchase exceeding five percent of the aggregate value of all of its outstanding stock determined as of the start of such period;

(ii) Conduct any of the following businesses (as defined for purposes of Section 1202(e)(3) of the Code):

A. any business involving the performance of services in the fields of law, accounting, actuarial science, performing arts, athletics, or brokerage services;

B. any banking or insurance business;

C. any farming business (including the business of raising or harvesting trees);

D. any business involving the production or extraction of natural resources with respect to which a deduction is allowable under Section 613 or 613A of the Code; or

E. any business of operating a hotel, motel, restaurant or similar establishment;

(c) not permit more than 10 percent of the value of its assets to consist of stock issued by other companies (other than stock of companies that qualify as subsidiaries of the Company within the meaning of Section 1202(e)(5) of the Code or stock that is held as working capital or reasonably expected to be sold within two years to finance research and experimentation within the meaning of Section 1202(e)(6) of the Code);

(d) not permit more than 10 percent of the value of its assets to consist of real property which is not used in the active conduct of a qualified trade or business within the meaning of Section 1202(e)(7) of the Code;

(e) not make an election under Section 936 of the Code (relating to the Puerto Rico and possessions tax credit) or permit a subsidiary to make such an election; or

(f) in a single transaction or series of related transactions, not raise capital of more than $1 million through the issuance of securities or the incurrence of indebtedness if such transaction or series of related transactions likely would cause the Company to fail to satisfy the active business requirement set forth in Section 1202(e)(1) of the Code by virtue of holding excess cash or investment assets.

For purposes of the foregoing, any valuation or other determination (including, without limitation, a determination that a specific course of action does not constitute the conduct of a business described in 2(b), above) made by the Company’s Board of Directors in good faith or for which there was, at the time made, a reasonable basis in law or fact shall be conclusive.

2.23 Employee Matters. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company. The employment of each officer and employee of the Company is terminable at the will of the Company.

2.24 Section 83(b) Elections. To the best of the Company’s knowledge, all individuals who have purchased shares of the Company’s Common Stock that are subject to forfeiture have timely filed elections under Section 83(b) of the Code and any analogous provisions of applicable state tax laws.

3. Representations and Warranties of the Investors. Each Investor hereby represents and warrants that:

3.1 Authorization. Such Investor has full power and authority to enter into this Agreement, the Amended and Restated Investors’ Rights Agreement, and the Amended and Restated First Refusal Agreement, and each such Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Amended and Restated Investors’ Rights Agreement may be limited by applicable federal or state securities laws.

3.2 Purchase Entirely for Own Account. This Agreement is made with such Investor in reliance upon such Investor’s representation to the Company, which by such Investor’s execution of this Agreement such Investor hereby confirms, that the Series B Preferred Stock to be received by such Investor and the Common Stock issuable upon conversion thereof (collectively, the “Securities”) will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities.

3.3 Disclosure of Information. Such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Series B Preferred Stock. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series B Preferred Stock and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

3.4 Investment Experience. Such Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series B Preferred Stock. If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Series B Preferred Stock.

3.5 Accredited Investor. Such Investor is an “accredited investor” within the meaning of Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect.

3.6 Restricted Securities. Such Investor understands that the Securities it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

3.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 and the Amended and Restated Investors’ Rights Agreement provided and to the extent this Section and such agreement are then applicable, and:

(a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(b) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

(c) Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor that is an LLC to a member of such LLC or that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

3.8 Legends. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

(a) “These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act.”

(b) Any legend required by the laws of the State of Texas, the State of California, or any other applicable jurisdiction.

(c) Any legend required by the Amended and Restated Investors’ Rights Agreement or the Amended and Restated First Refusal Agreement.

4. Conditions of Investor’s Obligations at Closing. The obligations of each Investor under subsection 1.1(b) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent thereto:

4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

4.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

4.3 Compliance Certificate. The President of the Company shall deliver to each Investor at the Closing a certificate stating that the conditions specified in Sections 4.1 and 4.2 have been fulfilled and stating that there shall have been no adverse change in the business, affairs, operations, properties, assets or condition of the Company since the date of the Company’s incorporation.

4.4 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

4.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

4.6 Bylaws. The Bylaws of the Company shall provide that the Board of Directors of the Company shall consist of five (5) persons.

4.7 Board of Directors. The directors of the Company shall be Mr. Scott Harmon, Mr. William P. Wood, Mr. Eric Jones, and Mr. Mike Maples, Sr. and there shall be one vacancy on the Board of Directors.

4.8 Opinion of Company Counsel. Each Investor shall have received from Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel for the Company, an opinion, dated as of the Closing, in the form reasonably acceptable to special counsel for the Investors.

4.9 Amended and Restated Investors’ Rights Agreement. The Company and each Founder shall have entered into the Amended and Restated Investors’ Rights Agreement in the form attached as Exhibit B.

4.10 Amended and Restated First Refusal Agreement. The Company and each Founder shall have entered into the Amended and Restated First Refusal Agreement in the form attached as Exhibit C.

4.11 Proprietary Information and Employee Stock Purchase Agreements. Each Founder shall have entered into (i) a Proprietary Information and Inventions Agreement and (ii) an Employee Stock Purchase Agreement, each in the form previously provided to special counsel for the Investors.

5. Conditions of the Company’s Obligations at Closing. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that Investor:

5.1 Representations and Warranties. The representations and warranties of the Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

5.2 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

5.3 Amended and Restated Investors’ Rights Agreement. Each Investor shall have entered into the Amended and Restated Investors’ Rights Agreement in the form attached as Exhibit B.

5.4 Amended and Restated First Refusal Agreement. Each Investor shall have entered into the Amended and Restated First Refusal Agreement in the form attached as Exhibit C.

6. Miscellaneous.

6.1 Survival of Warranties. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

6.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

6.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties.

6.7 Finders’ Fee. Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees, or representatives is responsible.

The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.8 Expenses. If the Closing is effected, the Company shall reimburse the reasonable fees and expenses of special counsel for the Investors, not to exceed $15,000. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Amended and Restated Investors’ Rights Agreement, the Amended and Restated First Refusal Agreement or the Restated Certificate, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled. In addition, the Company shall reimburse the reasonable fees and expenses of a single counsel for the Investors, not to exceed $3,000 per transaction, in subsequently reviewing any amendment to the above agreements or waivers, consents or approvals with respect thereto requested by the Company.

6.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Common Stock issued or issuable upon conversion of the Series B Preferred Stock. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

6.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.11 Aggregation of Stock. All shares of the Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

6.12 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

MOTIVE COMMUNICATIONS, INC.

	By:	/s/ Scott L. Harmon
Scott L. Harmon
President

Address:	2112 Rutland Drive, Suite 150
Austin, Texas 78758

Signature Page

Series B Preferred Stock Purchase Agreement

INVESTORS:	ATTRACTOR LP

	By:	Attractor Ventures, LLC
its General Partner

	By:	/s/ Harvey Allison
Harvey Allison, its Managing Member

Address:	1110 Burlingame Avenue, Suite 211
Burlingame, California 94010

ATTRACTOR DEARBORN PARTNERS LP

	By:	Attractor Ventures, LLC
its General Partner

	By:	/s/ Harvey Allison
Harvey Allison, its Managing Member

Address:	1110 Burlingame Avenue, Suite 211
Burlingame, California 94010

ATTRACTOR INSTITUTIONAL LP

	By:	Attractor Ventures, LLC
its General Partner

	By:	/s/ Harvey Allison
Harvey Allison, its Managing Member

Address:	1110 Burlingame Avenue, Suite 211
Burlingame, California 94010

Signature Page

Series B Preferred Stock Purchase Agreement

AUSTIN VENTURES V, L.P.

	By:	AV Partners V, L.P.,
its General Partner

	By:	/s/ Authorized Signatory
General Partner

Address:	114 West 7th Street, Suite 1300
Austin, Texas 78701

AUSTIN VENTURES V AFFILIATES FUND, L.P.

	By:	AV Partners V, L.P.
Its General Partner

	By:	/s/ Authorized Signatory
General Partner

Address:	114 West 7th Street, Suite 1300
Austin, Texas 78701

SSM I, L.P.
General Partner of SSM Venture Partners, L.P.

	By:	SSM Corporation
its General Partner

	By:	/s/ Eric L. Jones
Authorized Signature

Address:	10528 Glass Mountain Trail
Austin, Texas 78750

Signature Page

Series B Preferred Stock Purchase Agreement

ACCEL V L.P.

	By:	Accel V Associates L.L.C.
its General Partner

	By:	/s/ Authorized Signatory
Managing Member

Address:	James W. Breyer
Accel Partners
428 University Avenue
Palo Alto, California 94301
(with a copy to:
G. Carter Sednaoui
Accel Partners
One Palmer Square
Princeton, New Jersey 08542)

ACCEL INTERNET/STRATEGIC TECHNOLOGY FUND L.P.

	By:	Accel Internet/Strategic Technology Fund Associates L.L.C.
its General Partner

	By:	/s/ Authorized Signatory
Managing Member

Address:	James W. Breyer
Accel Partners
428 University Avenue
Palo Alto, California 94301
(with a copy to:
G. Carter Sednaoui
Accel Partners
One Palmer Square
Princeton, New Jersey 08542)

Signature Page

Series B Preferred Stock Purchase Agreement

ACCEL KEIRETSU V L.P.

	By:	Accel Keiretsu V Associates L.L.C.
its General Partner

	By:	/s/ Authorized Signatory
Managing Member

Address:		James W. Breyer
Accel Partners
428 University Avenue
Palo Alto, California 94301
(with a copy to:
G. Carter Sednaoui
Accel Partners
One Palmer Square
Princeton, New Jersey 08542)

ACCEL INVESTORS ‘97 L.P.

	By:	/s/ Authorized Signatory
General Partner

Address:		James W. Breyer
Accel Partners
428 University Avenue
Palo Alto, California 94301
(with a copy to:
G. Carter Sednaoui
Accel Partners
One Palmer Square
Princeton, New Jersey 08542)

Signature Page

Series B Preferred Stock Purchase Agreement

ELLMORE C. PATTERSON PARTNERS

	By:	/s/ Authorized Signatory
General Partner

Address:		James W. Breyer
Accel Partners
428 University Avenue
Palo Alto, California 94301
(with a copy to:
G. Carter Sednaoui
Accel Partners
One Palmer Square
Princeton, New Jersey 08542)

DOUGLAS McNARY

/s/ Douglas McNary

Address:		c/o Motive Communications, Inc.
2112 Rutland Drive, Suite 150
Austin, Texas 78758

PATRICK MOTOLA

/s/ Patrick Motola

Address:		c/o Motive Communications, Inc.
2112 Rutland Drive, Suite 150
Austin, Texas 78758

CHARLES SCHWAB & CO. INC.
FBO JOHN T. GALLIGAN IRA

/s/ Authorized Signatory
By:

Address:		c/o Charles Schwab & Co. Inc.
101 Montgomery Street
San Francisco, California 94104
Attn: Securities Deposits

Signature Page

Series B Preferred Stock Purchase Agreement

SCHEDULE A

Schedule of Investors

Name and Address	Number of Shares Purchased	Total Purchase Price of Shares
Attractor LP 1110 Burlingame Avenue, Suite 211 Burlingame, California 94010	386,113	$1,814,731.10
Attractor Dearborn Partners LP 1110 Burlingame Avenue, Suite 211 Burlingame, California 94010	222,795	$1,047,136.50
Attractor Institutional LP 1110 Burlingame Avenue, Suite 211 Burlingame, California 94010	29,390	$138,133.00
Austin Ventures V, L.P. 114 West 7th Street, Suite 1300 Austin, Texas 78701	342,544	$1,609,956.80
Austin Ventures V Affiliates Fund, L.P. 114 West 7th Street, Suite 1300 Austin, Texas 78701	17,127	$80,496.90
SSM Venture Partners, L.P. 10528 Glass Mountain Trail Austin, Texas 78750	130,789	$614,708.30
Accel V L.P. Mr. James Breyer 428 University Avenue Palo Alto, California 94301 (with a copy to: G. Carter Sednaoui Accel Partners One Palmer Square Princeton, New Jersey 08542)	714,319	$3,357,299.30

1

Accel Internet/Strategic Technology Fund L.P. 428 University Avenue Palo Alto, California 94301 (with a copy to: G. Carter Sednaoui Accel Partners One Palmer Square Princeton, New Jersey 08542)	94,636	$444,789.20
Accel Keiretsu V L.P. 428 University Avenue Palo Alto, California 94301 (with a copy to: G. Carter Sednaoui Accel Partners One Palmer Square Princeton, New Jersey 08542)	37,308	$175,347.60
Accel Investors ‘97 L.P. 428 University Avenue Palo Alto, California 94301 (with a copy to: G. Carter Sednaoui Accel Partners One Palmer Square Princeton, New Jersey 08542)	43,678	$205,286.60
Ellmore C. Patterson Partners 428 University Avenue Palo Alto, California 94301 (with a copy to: G. Carter Sednaoui Accel Partners One Palmer Square Princeton, New Jersey 08542)	20,019	$94,089.30
Douglas McNary c/o Motive Communications, Inc. 2112 Rutland Drive, Suite 150 Austin, Texas 78758	18,942	$89,027.40

2

Patrick Motola c/o Motive Communications, Inc. 2112 Rutland Drive, Suite 150 Austin, Texas 78758	60,000	$282,000.00
Charles Schwab & Co. Inc. FBO John T. Galligan IRA c/o Charles Schwab & Co. Inc. 101 Montgomery Street San Francisco, California 94104 Attn: Securities Deposits	20,000	$94,000.00
Total	2,137,660	$10,047,002.00

3